As filed with the Securities and Exchange Commission on April 25, 2006
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PlanetOut Inc.
(Exact name of Registrant as specified in its charter)

Delaware	7373	94-3391368
(State or other jurisdiction of	(Primary standard industrial	(I.R.S. employer
incorporation or organization)	classification code number)	identification no.)

1355 Sansome Street
San Francisco, CA 94111
(415) 834-6500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

LOWELL R. SELVIN
Chief Executive Officer
PlanetOut Inc.
1355 Sansome Street
San Francisco, CA 94111
(415) 834-6500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
MICHAEL J. SULLIVAN
JULIA VAX
DAVID E. TANG
Howard Rice Nemerovski Canady Falk & Rabkin
San Francisco, California 94111
(415) 434-1600

Approximate date of commencement of proposed sale to the public:
as soon as practicable after the registration statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Calculation of Registration Fee

		Proposed maximum	Proposed maximum	Amount of
Title of class of securities	Amount to be	offering price	aggregate	registration
to be registered	Registered	per unit (1)	offering price	fee (2)
Primary Offering:
Common Stock, par value $0.001 per share (3)		–	–	–
Preferred Stock, par value $0.001 per share (3)		–	–	–
Debt Securities (4)		–	–	–
Warrants (3)		–	–	–
Total Primary Offering (5)		$75,000,000	100%	$8,025
Secondary Offering:
Common Stock, par value $0.001 per share	1,700,000	(6)	(6)	$1,707

(1)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended.

(2)	Calculated pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

(3)	Subject to note 5 below, there is being registered hereunder an indeterminate number of shares of common stock and preferred stock and warrants to purchase common stock, preferred stock or debt securities of the registrant as may be sold from time to time by the registrant. Pursuant to Rule 457(i), this includes such indeterminate number of shares of common stock, preferred stock and debt securities as are issuable upon conversion of, or exchange for, preferred stock or debt securities or upon exercise of any warrant securities or pursuant to the antidilution provisions of any such securities.

(4)	Subject to note 5 below, there is being registered hereunder an indeterminate principal amount of debt securities as may be sold from time to time by the registrant. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount at maturity as shall result in aggregate gross proceeds to the registrant not to exceed $75 million, less the gross proceeds attributable to any securities previously issued pursuant to this registration statement.

(5)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $75 million, excluding accrued interest, if any, on any debt securities issued under this registration statement. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sale prices of registrant’s common stock as reported on The Nasdaq National Market on April 19, 2006.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED APRIL 25, 2006
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.
PROSPECTUS
$75,000,000
PLANETOUT INC.
Common Stock
Preferred Stock
Debt Securities
Warrants
1,700,000 shares
Common Stock
     From time to time, we may sell common stock, preferred stock, debt securities and/or warrants.
     We will describe in one or more prospectus supplements the securities we are offering and selling, as well as the specific terms of the securities. You should read this prospectus and any prospectus supplements carefully before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
     Some of our stockholders may sell up to 1,700,000 shares of our common stock under this prospectus and any prospectus supplement. In the prospectus supplement relating to sales by selling stockholders, we will identify each selling stockholder and the number of shares of our common stock that each selling stockholder will be selling.
     Our common stock is traded on the Nasdaq National Market under the symbol “LGBT.” On April 24, 2006, the last reported sale price for our common stock, as reported on the Nasdaq National Market, was $9.34 per share.
     INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON
PAGE 4.
     The securities may be sold directly by us or any selling stockholders to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. We will not receive any of the proceeds from the sale of common stock that may be sold by selling stockholders.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is       .

     PlanetOut is our registered trademark. All other trademarks or service marks appearing in this prospectus are the property of their respective owners.
ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell common stock, preferred stock, debt securities and/or warrants in one or more offerings up to a total dollar amount of $75 million. In addition, some of our stockholders may sell shares of our common stock under our shelf registration statement. This prospectus provides you with a general description of the securities we or any selling stockholder may offer. Each time we or any selling stockholders sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Get More Information.”
     The SEC allows us to incorporate by reference information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

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PROSPECTUS SUMMARY
     The following is a summary of our business and it may not contain all of the information that is important to you. You should carefully read the section entitled “Risk Factors” in this prospectus, as well as our Annual Report on Form 10-K for the year ended December 31, 2005 for more information on our business and the risks involved in investing in our stock.
PLANETOUT
Overview
     We are a leading global media and entertainment company serving the worldwide lesbian, gay, bisexual and transgender, or LGBT, community, a market estimated to have buying power of $610 billion in 2005 in the United States alone. We serve this audience through a wide variety of media properties, including leading LGBT-focused websites, such as Gay.com, PlanetOut.com, Advocate.com and Out.com, and magazines, such as The Advocate, Out, The Out Traveler, and HIVPlus, among others. Through these media properties and other marketing vehicles, such as live events, we generate revenue from a combination of advertising, subscription and transaction services.
     With our global reach, multiple media properties and marketing vehicles, we believe we provide advertisers with unparalleled access to the LGBT community. We generate revenue from multiple forms of online advertising including run-of-site advertising, advertising within specialized content channels and online-community areas, and member-targeted e-mails, as well as more traditional print and event advertising.
     Increasingly, we are offering multi-platform advertising opportunities through which advertisers can target the gay and lesbian market using a combination of vehicles such as the Internet, e-mail, print, and live events. We offer these services through our own properties, as well as a growing network of third-party vehicles that we represent. We also offer advertisers data on consumer behavior and the effectiveness of their online advertising campaigns with us through user feedback and independent third-party analysis. Although most of our advertising revenue comes from Fortune 500 and other large companies, we are also expanding our local directory, a service that allows smaller, local advertisers to reach the LGBT audience online.
     We believe our user base includes the most extensive network of self-identified gay and lesbian people in the world. Users can access content on our flagship websites for free and without registration, thereby generating page views and potential advertising and transaction services revenue. Those users who wish to access our online member-to-member connection services must register by providing their name, e-mail address, and other personal data. Registration on our flagship websites, Gay.com and PlanetOut.com, allows access to integrated services, including profile creation and search, basic chat and instant messaging. Registered users, or members, of our Gay.com website can connect with other members from around the world in multiple languages, including English, French, German, Italian, Portuguese and Spanish. Members may also subscribe to our paid premium subscription service which enables them to access a number of special features that are not generally available under our free basic membership package, including advanced search, unlimited access to profiles and photographs, enhanced chat and premium content.
     With our November 2005 acquisition of substantially all of the assets of LPI Media Inc. and related entities (“LPI”), we expanded the number and scope of our subscription service offerings. In addition to premium subscriptions to our Gay.com and PlanetOut.com services, we offer our customers subscriptions to eight other online and offline products and services, as well as to various combined, or bundled, packages of these subscription services, including to the leading LGBT-targeted magazines in the United States, Out and The Advocate. We believe Out magazine is the leading audited circulation magazine in the United States focused on the gay and lesbian community, while The Advocate, a pioneer in LGBT media since 1967, is the second largest. We believe these, and other properties acquired from LPI, allow us to better serve our business and consumer customers by expanding the platforms and content that we can provide them and to more cost-effectively promote our own products and services.
     We also offer our users access to specialized products and services through our transaction-based websites, including Kleptomaniac.com and Buygay.com, that generate revenue through sales of products and services of

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interest to the LGBT community, including fashion, video and music products. In addition, we generate transaction revenue from third-party websites and partners for the sale of products and services to our users, as well as through newsstand sales of our various print properties. With our acquisition of substantially all of the assets of RSVP Productions, Inc. (“RSVP”), in March 2006, we intend to leverage our existing user base and multiple advertising vehicles into the estimated $65 billion per year gay and lesbian travel market with travel and event packages and promotions.
     References in the prospectus to “PlanetOut,” “we,” “our,” “us” and the “Company” refer to PlanetOut Inc., a Delaware corporation and its subsidiaries. Our executive offices are located at 1355 Sansome Street, San Francisco, California 94111. Our telephone number is (415) 834-6500. Information contained on our Web site does not constitute part of this prospectus.
THE SECURITIES WE MAY OFFER
     We may offer up to $75 million of common stock, preferred stock, debt securities and/or warrants from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. In addition, some of our stockholders may sell shares of our common stock under our shelf registration statement. This prospectus provides you with a general description of the securities we or any selling stockholder may offer. Each time we or any selling stockholders sell securities under this shelf registration, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
•	designation or classification;

•	maturity;

•	redemption terms;

•	interest rate or dividends;

•	listing on a securities exchange;

•	sinking fund terms;

•	amount payable at maturity;

•	currency of payments;

•	whether any common stock is being sold by us or by our stockholders;

•	conversion or exchange rights; and

•	voting or other rights.
     The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference. This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.
     We or our stockholders may sell the securities directly to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we or our stockholders do offer securities through agents or underwriters, we will include in the applicable prospectus supplement:
•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them; and

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•	the net proceeds to us.
Common Stock
     We may issue shares of our common stock from time to time. In addition, some of our stockholders may sell shares of our common stock under this shelf registration statement. Holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Subject to any preferences of outstanding shares of preferred stock, holders of common stock are entitled to dividends when and if declared by the board of directors.
Preferred Stock
     We may issue shares of our preferred stock in one or more series and will determine the dividend, voting and conversion rights and other provisions at the time of sale.
Debt Securities
     We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into our common stock or preferred stock. Conversion may be mandatory or at the holder’s option and would be at specified conversion rates.
     The debt securities will be issued under one or more documents called indentures, which are contracts between us and a national banking association, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the prospectus supplements related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement or will be incorporated by reference from reports we file with the SEC.
Warrants
     We may issue warrants for the purchase of common stock, preferred stock or debt securities.

3.

RISK FACTORS
     In addition to the other information included or incorporated by reference in this prospectus and any prospectus supplements, you should carefully consider the following risk factors before making an investment decision.
We have a history of significant losses. If we do not sustain profitability, our financial condition and stock price could suffer.
     We have experienced significant net losses and we may continue to incur losses in the future given our anticipated increase in sales and marketing expenditures. As of December 31, 2005, our accumulated deficit was approximately $34.6 million. Although we had positive net income in the year ended December 31, 2005, we may not be able to sustain or increase profitability in the near future, causing our financial condition to suffer and our stock price to decline.
If our efforts to attract and retain subscribers are not successful, our revenue will decrease.
     Because the largest portion of our revenue is derived from our subscription services, we must continue to attract and retain subscribers. Many of our new subscribers originate from word-of-mouth referrals from existing subscribers within the LGBT community. If our subscribers do not perceive our service offerings or publications to be of high quality or sufficient breadth, if we introduce new services or publications that are not favorably received or if we fail to introduce compelling new content or features or enhance our existing offerings, we may not be able to attract new subscribers or retain our current subscribers.
     Our current online content, shopping and personals platforms may not allow us to maximize potential cross-platform synergies and may not provide the most effective platform from which to launch new or improve current services for our members. If there is a delay in our plan to improve and consolidate these platforms, and this delay prevents or delays the development or integration of new features or enhancements to existing features, our subscriber growth could slow. As a result, our revenue would decrease. Our base of likely potential subscribers is also limited to members of the LGBT community, who collectively comprise a small portion of the general adult population.
     While seeking to add new subscribers, we must also minimize the loss of existing subscribers. We lose our existing subscribers primarily as a result of cancellations and credit card failures due to expirations or exceeded credit limits. Subscribers cancel their subscription to our services for many reasons, including a perception, among some subscribers, that they do not use the service sufficiently, that the service or publication is a poor value and that customer service issues are not satisfactorily resolved. We also believe that online customer satisfaction has suffered as a result of the presence in the chat rooms of our websites of adbots, which are software programs that create a member registration profile, enter a chat room and display third-party advertisements. Online members may decline to subscribe or existing online subscribers may cancel their subscriptions if our websites experience a disruption or degradation of services, including slow response times or excessive down time due to scheduled or unscheduled hardware or software maintenance or denial of service attacks. We must continually add new subscribers both to replace subscribers who cancel or whose subscriptions are not renewed due to credit card failures and to continue to grow our business beyond our current subscriber base. If excessive numbers of subscribers cancel their subscription, we may be required to incur significantly higher marketing expenditures than we currently anticipate in order to replace canceled subscribers with new subscribers, which will harm our financial condition.
Our limited operating history makes it difficult to evaluate our business.
     As a result of our recent growth and limited operating history, it is difficult to forecast our revenue, gross profit, operating expenses and other financial and operating data. Our inability, or the inability of the financial community at large, to accurately forecast our operating results could cause us to grow slower or our net profit to be smaller than expected, which could cause a decline in our stock price.

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We expect our operating results to fluctuate, which may lead to volatility in our stock price.
     Our operating results have fluctuated in the past and may fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. As a result, we believe that period-over-period comparisons of our operating results are not necessarily meaningful and that you should not rely on the results of one period as an indication of our future or long-term performance. Our operating results in future quarters may be below the expectations of public market analysts and investors, which may result in a decline in our stock price.
If we fail to manage our growth, our business will suffer.
     We have significantly expanded our operations and anticipate that further expansion will be required to address current and future growth in our customer base and market opportunities. Our expansion has placed, and is expected to continue to place, a significant strain on our technological infrastructure, management, operational and financial resources. If we continue to expand our marketing efforts, we may expend cash and create additional expenses, including additional investment in our technological infrastructure, which might harm our financial condition or results of operations. If despite such additional investments our technological infrastructure is unable to keep pace with our online subscriber and member growth, members using our online services may experience degraded performance and our online subscriber growth could slow and our revenue may decline.
If we are unable to successfully expand our international operations, our business will suffer.
     We offer services and products to the LGBT community outside the United States, and we intend to continue to expand our international presence, which may be difficult or take longer than anticipated especially due to international challenges, such as language barriers, currency exchange issues and the fact that the Internet infrastructure in foreign countries may be less advanced than Internet infrastructure in the United States. In October 2005, we began offering our online premium services free of charge for a limited time in some international markets in an effort to develop critical mass in those markets. Expansion into international markets requires significant resources that we may fail to recover by generating additional revenue.
     If we are unable to successfully expand our international operations, if our limited time offer of free online premium services to some international markets fails to develop critical mass in those markets, or if critical mass is achieved in those markets and members are then unwilling to pay for our online premium services after the limited time offer of free premium services ends, our revenue may decline and our profit margins will be reduced.
Recent and potential future acquisitions could result in operating difficulties and unanticipated liabilities.
     In November 2005, we significantly expanded our operations by acquiring substantially all of the assets of LPI. In March 2006, we acquired substantially all of the assets of RSVP. In order to address market opportunities and potential growth in our customer base, we anticipate additional expansion in the future, including possible additional acquisitions of third-party assets, technologies or businesses. Such acquisitions may involve the issuance of shares of stock that dilute the interests of our other stockholders, or require us to expend cash, incur debt or assume contingent liabilities. Our recent acquisitions of LPI and RSVP and other potential future acquisitions may be associated with a number of risks, including:
•	the difficulty of integrating the acquired assets and personnel of the acquired businesses into our operations;

•	the potential absorption of significant management attention and significant financial resources for the ongoing development of our business;

•	the potential impairment of relationships with and difficulty in attracting and retaining employees of the acquired companies or our employees as a result of the integration of acquired businesses;

•	the difficulty of integrating the acquired company’s accounting, human resources and other administrative systems;

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•	the potential impairment of relationships with subscribers, customers and partners of the acquired companies or our subscribers, customers and partners as a result of the integration of acquired businesses;

•	the difficulty in attracting and retaining qualified management to lead the combined businesses;

•	the potential difficulties associated with entering new lines of business with which we have little experience, such as some of the businesses we have acquired from LPI and RSVP;

•	the difficulty of complying with additional regulatory requirements that may become applicable to us as the result of an acquisition, such as various regulations that may become applicable to us as a result of our acquisition of LPI, including the acquisition of a related entity that produces some content and other materials intended for mature audiences; and

•	the impact of known or unknown liabilities associated with the acquired businesses.
     If we are unable to successfully address these or other risks associated with our recent acquisitions of LPI and RSVP or potential future acquisitions, we may be unable to realize the anticipated synergies and benefits of our acquisitions, which could adversely affect our financial condition and results of operations. In addition, the businesses we recently acquired from LPI and RSVP are in more mature markets than our online businesses. The value of these new businesses to us depends in part on our expectation that by cross-marketing their services to our existing user, member and subscriber bases, we can increase revenues in the newly acquired businesses. If this cross-marketing is unsuccessful, or if revenue growth in our acquired businesses is slower than expected, our financial condition and results of operation would be harmed.
If we do not continue to attract and retain qualified personnel, we may not be able to expand our business.
     Our success depends on the collective experience of our senior executive team and board of directors and on our ability to recruit, hire, train, retain and manage other highly skilled employees and directors. Disruptions in our senior executive team could harm our business and financial results or limit our ability to grow and expand our business. We cannot provide assurance that we will be able to attract and retain a sufficient number of qualified employees or that we will successfully train and manage the employees that we do hire.
Our success depends, in part, upon the growth of Internet advertising and upon our ability to accurately predict the cost of customized campaigns.
     Online advertising represents a significant portion of our advertising revenue. We compete with traditional media including television, radio and print, in addition to high-traffic websites, such as those operated by Yahoo!, Google, AOL and MSN, for a share of advertisers’ total online advertising expenditures. We face the risk that advertisers might find the Internet to be less effective than traditional media in promoting their products or services, and as a result they may reduce or eliminate their expenditures on Internet advertising. Many potential advertisers and advertising agencies have only limited experience advertising on the Internet and historically have not devoted a significant portion of their advertising expenditures to Internet advertising. Additionally, filter software programs that limit or prevent advertisements from being displayed on or delivered to a user’s computer are becoming increasingly available. If this type of software becomes widely accepted, it would negatively affect Internet advertising. Our business could be harmed if the market for Internet advertising does not grow.
     Currently, we offer advertisers a number of alternatives to advertise their products or services on our websites, in our publications and to our members, including banner advertisements, rich media advertisements, traditional print advertising, email campaigns, text links and sponsorships of our channels, topic sections, directories, sweepstakes, awards and other online databases and content. Frequently, advertisers request advertising campaigns consisting of a combination of these offerings, including some that may require custom development. If we are unable to accurately predict the cost of developing these custom campaigns for our advertisers, our expenses will increase and our margins will be reduced.

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If advertisers do not find the LGBT market to be economically profitable, our business will be harmed.
     We focus our services exclusively on the LGBT community. Advertisers and advertising agencies may not consider the LGBT community to be a broad enough or profitable enough market for their advertising budgets, and they may prefer to direct their online and offline advertising expenditures to larger higher-traffic websites and higher circulation publications that focus on broader markets. If we are unable to attract new advertisers, if our advertising campaigns are unsuccessful with the LGBT community or if our existing advertisers do not renew their contracts with us, our revenue will decrease and operating results will suffer.
Any significant disruption in service on our websites or in our computer and communications hardware and software systems could harm our business.
     Our ability to attract new visitors, members, subscribers, advertisers and other customers to our websites is critical to our success and largely depends upon the efficient and uninterrupted operation of our computer and communications hardware and software systems. Our systems and operations are vulnerable to damage or interruption from power outages, computer and telecommunications failures, computer viruses, security breaches, catastrophic events and errors in usage by our employees and customers, which could lead to interruption in our service and operations, and loss, misuse or theft of data. Our websites could also be targeted by direct attacks intended to cause a disruption in service or to siphon off customers to other Internet services. Among other risks, our chat rooms may be vulnerable to infestation by software programs or scripts that we refer to as adbots. An adbot is a software program that creates a member registration profile, enters a chat room and displays third-party advertisements. Our members’ email accounts could be compromised by phishing or other means, and used to send spam email messages clogging our email servers and disrupting our members ability to send and receive email. Any successful attempt by hackers to disrupt our websites services or our internal systems could harm our business, be expensive to remedy and damage our reputation, resulting in a loss of visitors, members, subscribers, advertisers and other customers.
If we are unable to compete effectively, we may lose market share and our revenue may decline.
     Our markets are intensely competitive and subject to rapid change. Across all three of our service lines, we compete with traditional media companies focused on the general population and the LGBT community, including local newspapers, national and regional magazines, satellite radio, cable networks and network, cable and satellite television shows. In our advertising business, we compete with a broad variety of online and offline content providers, including large media companies such as Yahoo!, MSN, Time Warner and Viacom, as well as a number of smaller companies focused specifically on the LGBT community. In our subscription business, our competitors include these companies as well as other companies that offer more targeted online service offerings, such as Match.com, Yahoo! Personals, and a number of other smaller online companies focused specifically on the LGBT community. In our transaction business, we compete with traditional and online retailers. Most of these transaction service competitors target their products and services to the general audience while still serving the LGBT market. Other competitors, however, specialize in the LGBT market, particularly in the gay and lesbian travel space. If we are unable to successfully compete with current and new competitors, we may not be able to achieve or maintain adequate market share, increase our revenue or achieve and maintain profitability.
     We believe that the primary competitive factors affecting our business are quality of content and service, functionality, brand recognition, customer affinity and loyalty, ease of use, reliability and critical mass. Some of our current and many of our potential competitors have longer operating histories, larger customer bases and greater brand recognition in other business and Internet markets and significantly greater financial, marketing, technical and other resources than we do. Therefore, these competitors may be able to devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing policies or may try to attract readers, users or traffic by offering services for free and devote substantially more resources to developing their services and systems than we can. Increased competition may result in reduced operating margins, loss of market share and reduced revenue.

7.

If we are unable to protect our domain names, our reputation and brand could be harmed if third parties gain rights to, or use, these domain names in a manner that would confuse or impair our ability to attract and retain customers.
     We have registered various domain names relating to our brands, including Gay.com, PlanetOut.com, Kleptomaniac.com, Out.com and Advocate.com. If we fail to maintain these registrations, a third party may be able to gain rights to or cause us to stop using these domain names, which will make it more difficult for users to find our websites and our service. For example, the injunction issued in the DIALINK matter has forced us to temporarily change our domain name in France during our appeal of that decision and may make it more difficult for French users to find our French website. The acquisition and maintenance of domain names are generally regulated by governmental agencies and their designees. The regulation of domain names in the United States may change in the near future. Governing bodies may designate additional top-level domains, such as .eu, in addition to currently available domains such as .biz, .net or .tv, for example, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, we may be unable to acquire or maintain relevant domain names. If a third party acquires domain names similar to ours and engages in a business that may be harmful to our reputation or confusing to our subscribers and other customers, our revenue may decline, and we may incur additional expenses in maintaining our brand and defending our reputation. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. We may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of our trademarks and other proprietary rights.
If we fail to adequately protect our trademarks and other proprietary rights, or if we get involved in intellectual property litigation, our revenue may decline and our expenses may increase.
     We rely on a combination of confidentiality and license agreements with our employees, consultants and third parties with whom we have relationships, as well as trademark, copyright and trade secret protection laws, to protect our proprietary rights. If the protection of our proprietary rights is inadequate to prevent use or appropriation by third parties, the value of our brands and other intangible assets may be diminished, competitors may be able to more effectively mimic our service and methods of operations, the perception of our business and service to subscribers and potential subscribers may become confused in the marketplace and our ability to attract subscribers and other customers may suffer, resulting in loss of revenue.
     The Internet content delivery market is characterized by frequent litigation regarding patent and other intellectual property rights. As a publisher of online content, we face potential liability for negligence, copyright, patent or trademark infringement or other claims based on the nature and content of materials that we publish or distribute. For example, we have received, and may receive in the future, notices or offers from third parties claiming to have intellectual property rights in technologies that we use in our businesses and inviting us to license those rights. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity, and we may not prevail in any future litigation. We may also attract claims that our print and online media properties have violated the copyrights, rights of privacy, or other rights of others. Adverse determinations in litigation could result in the loss of our proprietary rights, subject us to significant liabilities, require us to seek licenses from third parties or prevent us from licensing our technology or selling our products, any of which could seriously harm our business. An adverse determination could also result in the issuance of a cease and desist order, which may force us to discontinue operations through our website or websites. For example, the injunction issued in the DIALINK matter has forced us to temporarily change our domain name in France during our appeal of that decision and may make it more difficult for French users to find our French website. Intellectual property litigation, whether or not determined in our favor or settled, could be costly, could harm our reputation and could divert the efforts and attention of our management and technical personnel from normal business operations.

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Existing or future government regulation in the United States and other countries could limit our growth and result in loss of revenue.
     We are subject to federal, state, local and international laws, including laws affecting companies conducting business on the Internet, including user privacy laws, regulations prohibiting unfair and deceptive trade practices and laws addressing issues such as freedom of expression, pricing and access charges, quality of products and services, taxation, advertising, intellectual property rights, display and production of material intended for mature audiences and information security. In particular, we are currently required, or may in the future be required, to:
•	conduct background checks on our members prior to allowing them to interact with other members on our websites or, alternatively, provide notice on our websites that we have not conducted background checks on our members, which may result in our members canceling their membership or failing to subscribe or renew their subscription, resulting in reduced revenue;

•	provide advance notice of any changes to our privacy policies or to our policies on sharing non-public information with third parties, and if our members or subscribers disagree with these policies or changes, they may wish to cancel their membership or subscription, which will reduce our revenue;

•	with limited exceptions, give consumers the right to prevent sharing of their non-public personal information with unaffiliated third parties, and if a significant portion of our members choose to request that we don’t share their information, our advertising revenue that we receive from renting our mailing list to unaffiliated third parties may decline;

•	provide notice to residents in some states if their personal information was, or is reasonably believed to have been, obtained by an unauthorized person such as a computer hacker, which may result in our members or subscribers deciding to cancel their membership or subscription, reducing our membership base and subscription revenue;

•	comply with current or future anti-spam legislation by limiting or modifying some of our marketing and advertising efforts, such as email campaigns, which may result in a reduction in our advertising revenue; for instance, two states recently passed legislation creating a “do not contact” registry for minors that would make it a criminal violation to send an e-mail message to an address on that state’s registry if the e-mail message contained an advertisement for or even a link to a website that offered products or services that minors are prohibited from accessing;

•	comply with the European Union privacy directive and other international regulatory requirements by modifying the ways in which we collect and share our users’ personal information; if these modifications render our services less attractive to our members or subscribers, for example by limiting the amount or type of personal information our members or subscribers could post to their profiles, they may cancel their memberships or subscriptions, resulting in reduced revenue;

•	qualify to do business in various states and countries, in addition to jurisdictions where we are currently qualified, because our websites are accessible over the Internet in multiple states and countries, which if we fail to so qualify, may prevent us from enforcing our contracts in these states or countries and may limit our ability to grow our business;

•	limit our domestic or international expansion because some jurisdictions may limit or prevent access to our services as a result of the availability of some content intended for mature viewing on some of our websites and through some of the businesses we acquired from LPI which may render our services less attractive to our members or subscribers and result in a decline in our revenue; and

•	limit or prevent access, from some jurisdictions, to some or all of the member-generated content available through our websites, which may render our services less attractive to our members or subscribers and result in a decline in our revenue. For example, in June 2005, the United States Department of Justice (the “DOJ”) adopted regulations purporting to implement the Child Protection and Obscenity Act of 1988, as amended (the

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“Act”), by requiring primary and secondary producers, as defined in the regulations, of certain adult materials to obtain, maintain and make available for inspection specified records, such as a performer’s name, address and certain forms of photo identification as proof of a performer’s age. Failure to properly obtain, maintain or make these records available for inspection upon request of the DOJ could lead to an imposition of penalties, fines or imprisonment. We could be deemed a secondary producer under the Act because we allow our members to display photographic images on our websites as part of member profiles. In addition, we may be deemed a primary producer under the Act because a portion of one of the businesses we acquired in the LPI acquisition is primarily involved in production of adult content. Enforcement of these regulations has been stayed pending resolution of a legal challenge to their constitutionality on the grounds that the regulations exceed the DOJ’s statutory authority and violate First Amendment and privacy rights, among others. If the legal challenge is unsuccessful, we will be subject to significant and burdensome recordkeeping compliance requirements and/or we will have to evaluate and implement additional registration and recordkeeping processes and procedures, each of which would result in additional expenses to us. Further, if our members and subscribers feel these additional registration and recordkeeping processes and procedures are too burdensome, this may result in an adverse impact on our subscriber growth and churn which, in turn, will have an adverse effect on our financial condition and results of operations.
     The restrictions imposed by, and costs of complying with, current and possible future laws and regulations related to our business could limit our growth and reduce our membership base, revenue and profit margins.
The risks of transmitting confidential information online, including credit card information, may discourage customers from subscribing to our services or purchasing goods from us.
     In order for the online marketplace to be successful, we and other market participants must be able to transmit confidential information, including credit card information, securely over public networks. Third parties may have the technology or know-how to breach the security of our customer transaction data. Any breach could cause consumers to lose confidence in the security of our websites and choose not to subscribe to our services or purchase goods from us. We cannot guarantee that our security measures will effectively prohibit others from obtaining improper access to our information or that of our users. If a person is able to circumvent our security measures, he or she could destroy or steal valuable information or disrupt our operations. Any security breach could expose us to risks of data loss, litigation and liability and may significantly disrupt our operations and harm our reputation, operating results or financial condition.
If we are unable to provide satisfactory customer service, we could lose subscribers.
     Our ability to provide satisfactory customer service depends, to a large degree, on the efficient and uninterrupted operation of our customer service centers. Any significant disruption or slowdown in our ability to process customer calls resulting from telephone or Internet failures, power or service outages, natural disasters or other events could make it difficult or impossible to provide adequate customer service and support. Further, we may be unable to attract and retain adequate numbers of competent customer service representatives, which is essential in creating a favorable interactive customer experience. If we are unable to continually provide adequate staffing for our customer service operations, our reputation could be harmed and we may lose existing and potential subscribers. In addition, we cannot assure you that email and telephone call volumes will not exceed our present system capacities. If this occurs, we could experience delays in responding to customer inquiries and addressing customer concerns.
We may be the target of negative publicity campaigns or other actions by advocacy groups that could disrupt our operations because we serve the LGBT community.
     Advocacy groups may target our business through negative publicity campaigns, lawsuits and boycotts seeking to limit access to our services or otherwise disrupt our operations because we serve the LGBT community. These actions could impair our ability to attract and retain customers, especially in our advertising business, resulting in decreased revenue, and cause additional financial harm by requiring that we incur significant expenditures to defend our business and by diverting management’s attention. Further, some investors, investment banking entities, market makers, lenders and others in the investment community may decide not to invest in our securities or provide financing to us because we serve the LGBT community, which, in turn, may hurt the value of our stock.

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Adult content in our media properties may be the target of negative publicity campaigns or subject us to restrictive or costly regulatory compliance.
     A portion of the content of our media properties is adult in nature. Our adult content increased significantly as a result of our November 2005 acquisition of assets from LPI, which included several adult-themed media properties. Advocacy groups may target our business through negative publicity campaigns, lawsuits and boycotts seeking to limit access to our services or otherwise disrupt our operations because we are a provider of adult content. These actions could impair our ability to attract and retain customers, especially in our advertising business, resulting in decreased revenue, and cause additional financial harm by requiring that we incur significant expenditures to defend our business and by diverting management’s attention. Further, some investors, investment banking entities, market makers, lenders and others in the investment community may decide not to invest in our securities or provide financing to us because of our adult content, which, in turn, may hurt the value of our stock. Additionally, future laws or regulations, or new interpretations of existing laws and regulations, may restrict our ability to provide adult content, or make it more difficult or costly to do so, such as the regulations recently adopted by the DOJ purporting to implement the Child Protection and Obscenity Act of 1988.
If one or more states or countries successfully assert that we should collect sales or other taxes on the use of the Internet or the online sales of goods and services, our expenses will increase, resulting in lower margins.
     In the United States, federal and state tax authorities are currently exploring the appropriate tax treatment of companies engaged in online commerce, and new state tax regulations may subject us to additional state sales and income taxes, which could increase our expenses and decrease our profit margins.
     In 2003, the European Union implemented new rules regarding the collection and payment of value added tax, or VAT. These rules require VAT to be charged on products and services delivered over electronic networks, including software and computer services, as well as information and cultural, artistic, sporting, scientific, educational, entertainment and similar services. These services are now being taxed in the country where the purchaser resides rather than where the supplier is located. Historically, suppliers of digital products and services that existed outside the European Union were not required to collect or remit VAT on digital orders made to purchasers in the European Union. With the implementation of these rules, we are required to collect and remit VAT on digital orders received from purchasers in the European Union, effectively reducing our revenue by the VAT amount because we currently do not pass this cost on to our customers.
     We also do not currently collect sales, use or other similar taxes for sales of our subscription services or for physical shipments of goods into states other than California and New York. In the future, one or more local, state or foreign jurisdictions may seek to impose sales, use or other tax collection obligations on us. If these obligations are successfully imposed upon us by a state or other jurisdiction, we may suffer decreased sales into that state or jurisdiction as the effective cost of purchasing goods or services from us will increase for those residing in these states or jurisdictions.
We are exposed to pricing and production capacity risks associated with our magazine publishing business, which could result in lower revenues and profit margins.
     As a result of our November 2005 acquisition of assets from LPI, we publish and distribute magazines, such as The Advocate, Out, The Out Traveler and HIVPlus, among others. The commodity prices for paper products have been increasing over the recent years, and producers of paper products are often faced with production capacity limitations, which could result in delays or interruptions in our supply of paper. In addition, mailing costs have also been increasing, primarily due to higher postage rates. If pricing of paper products and mailing costs continue to increase, or if we encounter shortages in our paper supplies, our revenues and profit margins could be adversely affected.
We may need additional capital and may not be able to raise additional funds on favorable terms or at all, which could increase our costs, limit our ability to grow and dilute the ownership interests of existing stockholders.
     We anticipate that we may need to raise additional capital in the future to facilitate long-term expansion, to respond to competitive pressures or to respond to unanticipated financial requirements. We cannot be certain that we

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will be able to obtain additional financing on commercially reasonable terms or at all. If we raise additional funds through the issuance of equity, equity-related or debt securities, these securities may have rights, preferences or privileges senior to those of the rights of our common stock, and our stockholders will experience dilution of their ownership interests. A failure to obtain additional financing or an inability to obtain financing on acceptable terms could require us to incur indebtedness that has high rates of interest or substantial restrictive covenants, issue equity securities that will dilute the ownership interests of existing stockholders, or scale back, or fail to address opportunities for expansion or enhancement of, our operations. We cannot assure you that we will not require additional capital in the near future.
In the event of an earthquake, other natural or man-made disaster, or power loss, our operations could be interrupted or adversely affected, resulting in lower revenue.
     Our executive offices and our data center are located in the San Francisco Bay area and we have significant operations in Los Angeles. Our business and operations could be disrupted in the event of electrical blackouts, fires, floods, earthquakes, power losses, telecommunications failures, acts of terrorism, break-ins or similar events. Because our California operations are located in earthquake-sensitive areas, we are particularly susceptible to the risk of damage to, or total destruction of, our systems and infrastructure. We are not insured against any losses or expenses that arise from a disruption to our business due to earthquakes. Further, the State of California has experienced deficiencies in its power supply over the last few years, resulting in occasional rolling blackouts. If rolling blackouts or other disruptions in power occur, our business and operations could be disrupted, and we will lose revenue. Revenue from our recently acquired RSVP travel business depends in significant part on ocean-going cruises, and could be adversely affected by hurricanes, tsunamis and other meteorological events affecting areas to be visited by future cruises. Our travel business could also be materially adversely affected by concerns about communicable infectious diseases, including future varieties of influenza.
Recent and proposed regulations related to equity compensation could adversely affect our ability to attract and retain key personnel.
     We have used stock options and other long-term incentives as a fundamental component of our employee compensation packages. We believe that stock options and other long-term equity incentives directly motivate our employees to maximize long-term stockholder value and, through the use of vesting, encourage employees to remain with our company. Several regulatory agencies and entities are considering regulatory changes that could make it more difficult or expensive for us to grant stock options to employees. For example, the Financial Accounting Standards Board has adopted changes to the U.S. generally accepted accounting principles that will require us to record a charge to earnings for employee stock option grants. In addition, regulations implemented by the Nasdaq National Market generally requiring stockholder approval for all stock option plans could make it more difficult for us to grant options to employees in the future. To the extent that new regulations make it more difficult or expensive to grant stock options to employees, we may incur increased compensation costs, change our equity compensation strategy or find it difficult to attract, retain and motivate employees, each of which could materially and adversely affect our business.
In the event we are unable to satisfy regulatory requirements relating to internal control over financial reporting, or if these internal controls are not effective, our business and our stock price could suffer.
     Section 404 of the Sarbanes-Oxley Act of 2002 requires companies to do a comprehensive and costly evaluation of their internal controls. As a result, our management is required on an ongoing basis to perform an evaluation of our internal control over financial reporting and have our independent registered public accounting firm attest to such evaluations. Our efforts to comply with Section 404 and related regulations regarding our management’s required assessment of internal control over financial reporting and our independent registered public accounting firm’s attestation of that assessment has required, and will continue to require, the commitment of significant financial and managerial resources. If we fail to timely complete these evaluations, or if our independent registered public accounting firm cannot timely attest to our evaluations, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls, which could have an adverse effect on our business and our stock price.

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Our stock price may be volatile and you may lose all or a part of your investment.
     Since our initial public offering in October 2004, our stock price has been and may continue to be subject to wide fluctuations. From October 14, 2004 through December 31, 2005, the closing sale prices of our common stock on the Nasdaq ranged from $6.25 to $13.60 per share. Our stock price may fluctuate in response to a number of events and factors, such as quarterly variations in our operating results, changes in financial estimates and recommendations by securities analysts, the operating and stock price performance of other companies that investors or analysts deem comparable to us, and sales of stock by our existing stockholders.
     In addition, the stock markets have experienced significant price and trading volume fluctuations, and the market prices of Internet-related and e-commerce companies in particular have been extremely volatile and have recently experienced sharp share price and trading volume changes. These broad market fluctuations may impact the trading price of our common stock. In the past, following periods of volatility in the market price of a public company’s securities, securities class action litigation has often been instituted against that company. This type of litigation could result in substantial costs to us and a likely diversion of our management’s attention.
Provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable.
     Our charter documents may discourage, delay or prevent a merger or acquisition that a stockholder may consider favorable because they will:
•	authorize our board of directors, without stockholder approval, to issue up to 5,000,000 shares of undesignated preferred stock;

•	provide for a classified board of directors;

•	prohibit our stockholders from acting by written consent;

•	establish advance notice requirements for proposing matters to be approved by stockholders at stockholder meetings; and

•	prohibit stockholders from calling a special meeting of stockholders.
     As a Delaware corporation, we are also subject to Delaware law anti-takeover provisions. Under Delaware law, a corporation may not engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or, among other things, the board of directors has approved the transaction. Our board of directors could rely on Delaware law to prevent or delay an acquisition of us.

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RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth the ratio of earnings to fixed charges for each of the last five years (in millions):

	Year ended December 31,
	2001	2002	2003	2004	2005
Net income (loss) from operations as reported	(15,644)	(7,807)	(423)	449	2,043
Add: Fixed charges	836	112	193	1,713	238
Earnings as defined	(14,808)	(7,695)	(230)	2,162	2,281
Fixed charges	836	112	193	1,713	238
Ratio of earnings to fixed charges (1)	—	—	—	1.3x	9.6x

(1)	The ratio of earnings to fixed charges is computed by dividing income (loss) from operations plus fixed charges by fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs and that portion of rental payments under operating leases that we believe to be representative of interest. Earnings were insufficient to cover fixed charges in 2001 through 2003 by amounts equal to the net loss for the period.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
     On November 8, 2005, PlanetOut completed the acquisition, through two wholly owned subsidiaries, of substantially all of the assets of LPI Media Inc. (“LPI”), SpecPub, Inc. (“SpecPub”) and Triangle Media Services, Inc. (“TMS,” and, collectively with LPI and SpecPub, “LPI Media”). The unaudited pro forma condensed combined statement of income attached hereto as Exhibit 99.1 and incorporated herein by reference gives effect to the exchange of these assets of LPI Media for $24.0 million in cash at closing (excluding $1.0 million cash paid at closing for certain pre-paid deposits and other expenses in transactions costs) and a secured note payable agreement having an aggregate principal amount of $7.1 million as if the transaction had occurred as of January 1, 2005.
USE OF PROCEEDS
     Unless otherwise indicated in the prospectus supplement, we currently intend to use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, including capital expenditures and to meet working capital needs. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own. Pending such uses, we may invest the net proceeds in interest-bearing securities. We will not receive any of the proceeds from the sale of common stock that may be sold by selling stockholders.
DIVIDEND POLICY
     We have never declared or paid any cash dividends on our capital stock. We intend to retain any future earnings to support operations and to finance the growth and development of our business and we do not anticipate paying cash dividends for the foreseeable future.
FORWARD-LOOKING STATEMENTS
     In addition to the historical information contained in this prospectus, this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve known and unknown risks and uncertainties that could cause our results and our industry’s results, level of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “will,” or similar terminology. You should consider our forward-looking statements in light of the risks discussed under the heading “Risk Factors” beginning on page 6 of this prospectus, as well as the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our Consolidated Financial Statements, related notes, and the other financial information appearing in our Annual Report and Quarterly Reports. We assume no obligation to update any forward-looking statements to reflect actual results, changes in assumptions or changes in other factors, except as required by applicable securities laws.

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DESCRIPTION OF CAPITAL STOCK
     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.
Common Stock
     As of March 31, 2006, there were 17,305,599 shares of common stock issued and outstanding.
     The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any outstanding shares of the preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of our company, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon the closing of this offering will be, fully paid and nonassessable.
Preferred Stock
     Pursuant to our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock.
     We will fix the rights, preferences, privileges, limitations and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference as an exhibit to the registration statement that includes this prospectus the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:
•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price per share;

•	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

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•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;

•	preemption rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, limitations or restrictions of the preferred stock.
     When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.
     Delaware law provides that the holders of preferred stock have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in a certificate of designation.
     The issuance of preferred stock could adversely affect the voting power of holders of our common stock, and the likelihood that holders of preferred stock will receive dividend payments and payments upon liquidation may have the effect of delaying, deferring or preventing a change in control of us, which could depress the market price of our common stock and securities convertible into our common stock.
Antitakeover Effects of Provisions of Charter Documents and Delaware Law
     Charter Documents. Our amended and restated certificate of incorporation and amended and restated bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of our company. First, our certificate of incorporation provides for a “classified” board of directors in which only approximately one third of the directors are elected at each annual meeting of stockholders. The certificate of incorporation also provides that all stockholder action must be effected at a duly called meeting of stockholders and not by a consent in writing. Further, our bylaws limit who may call special meetings of the stockholders. Our certificate of incorporation does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may

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be able to ensure the election of one or more directors. Finally, our bylaws establish procedures, including advance notice procedures, with regard to the nomination of candidates for election as directors and stockholder proposals. These and other provisions of our certificate of incorporation and bylaws and Delaware law could discourage potential acquisition proposals and could delay or prevent a change in control or management of our company.
     Delaware Takeover Statute. We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an interested stockholder is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock.
DESCRIPTION OF DEBT SECURITIES
     Our debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in the prospectus supplement. The form for each type of indenture is filed as an exhibit to the registration statement of which this prospectus is a part.
     The prospectus supplement will describe the particular terms of any debt securities we may offer. The following is a summary of the material provisions of the debt securities and the indentures. For further information about the indentures and the debt securities, you should read the indentures and the description of the debt securities included in the prospectus supplement.
General
     The senior debt securities will constitute our unsecured and unsubordinated obligations and the subordinated debt securities will constitute our unsecured and subordinated obligations. A summary description of the subordination provisions is provided below under the caption “Terms of the Subordinated Debt Securities—Subordination.” In general, however, if we declare bankruptcy, the senior debt securities will be paid in full before the subordinated debt securities will receive anything.
     Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.
     We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.
     You should look in the prospectus supplement for the following terms of the debt securities being offered:
•	the debt securities’ designation;

•	the aggregate principal amount of the debt securities;

•	the percentage of their principal amount (the price) at which the debt securities will be issued;

•	the date or dates on which the debt securities will mature and the right, if any, to extend such date or dates;

•	the rate or rates, if any, per year at which the debt securities will bear interest, or the method of determining such rate or rates;

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•	the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any interest payment dates;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the names and duties of any co-trustees, depositories, authorizing agents, transfer agents or registrars for any series;

•	information describing any book-entry features;

•	authorized denominations, if other than $1,000 and integral multiples of $1,000;

•	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

•	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

•	if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount which will be deemed to be the principal amount;

•	if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “Terms of the Senior Debt Securities—Discharge and Defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option or at your option;

•	the form of the debt securities;

•	any provisions for payment of additional amounts for taxes and any provision for redemption, if we must pay such additional amounts in respect of any debt security;

•	the terms and conditions, if any, upon which we may have to repay the debt securities early at your option and the price or prices in the currency or currency unit in which the debt securities are payable;

•	the currency, currencies or currency units for which you may purchase the debt securities and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	whether and under what circumstances we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and whether we can redeem the debt securities if we have to pay additional amounts;

•	the terms and conditions, if any, pursuant to which the debt securities may be converted or exchanged for the cash value of other securities issued by us or by a third party; and

•	any other terms of the debt securities, including any additional events of default or covenants or changes to the subordination provisions provided for with respect to the debt securities, and any terms that may be required by or advisable under applicable laws or regulations.

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     You may present debt securities for exchange or transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.
     Debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes will be described in the relevant prospectus supplement.
     We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable prospectus supplement.
Terms of the Senior Debt Securities
     Covenants
     Financial Information. We will file with the trustee, within 15 days after we are required to file the same under the Securities Exchange Act of 1934, copies of the annual reports and the information, documents and other reports to be filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934. We intend to file all such reports, information and documents with the SEC, whether or not required by Section 13(a) or 15(d), and will send copies to the trustee within such 15 day period.
     Consolidation, Merger and Sale of Assets. We may not consolidate with, merge with or into, or sell, convey, transfer, lease, or otherwise dispose of all or substantially all of our property and assets as an entirety or substantially an entirety in one transaction or a series of related transactions to any person (other than a consolidation with or merger with or into or a sale, conveyance, transfer, lease or other disposition to a wholly-owned subsidiary with a positive net worth; provided that, in connection with any merger with a wholly-owned subsidiary, no consideration other than common stock in the surviving person or our common stock shall be issued or distributed to our stockholders) or permit any person to merge with or into us unless:
•	we are the continuing person or the person formed by such consolidation or into which we are merged or that acquired or leased our property and assets shall be a corporation or limited liability company organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of our obligations on all of the debt securities and under the indenture;

•	immediately after giving effect to such transaction, no default or event of default shall have occurred and be continuing; and

•	we deliver to the trustee an officers’ certificate and opinion of counsel, in each case stating that such consolidation, merger, or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for in the indenture and the debt securities relating to such transaction have been complied with; provided, however, that the foregoing limitations will not apply if, in the good faith determination of our board of directors, whose determination must be set forth in a board resolution, the principal purpose of such transaction is to change our state of incorporation; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

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If the debt securities are convertible for our other securities or other entities, the person with whom we consolidate, merge or sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.
     Events of Default
     An event of default for a series of senior debt securities is defined under the senior indenture as being:
•	our default in the payment of principal or premium on the senior debt securities of such series when due and payable whether at maturity, upon acceleration, redemption, or otherwise;

•	our default in the payment of interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days;

•	we default in the performance of or we breach any of our other covenants or agreements in the senior indenture applicable to all the senior debt securities or applicable to senior debt securities of such series and that default or breach continues for a period of 90 consecutive days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series then outstanding;

•	a court having jurisdiction enters a decree or order for:
-	relief in respect of us in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect;

-	appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of us or for all or substantially all of our property and assets; or

-	the winding up or liquidation of our affairs,
and in each case, such decree or order shall remain unstayed and in effect for a period of 180 consecutive days; or

•	we:
-	commence a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law;

-	consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of ours or for all or substantially all of our property and assets; or

-	effect any general assignment for the benefit of creditors.
     If an event of default, other than a bankruptcy or insolvency-related event of default specified in the last two bullet points above, occurs with respect to an issue of senior debt securities and is continuing under the indenture, then, and in each and every such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such senior debt securities of any affected series then outstanding under the indenture by written notice to us and to the trustee, if such notice is given by such holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest, if any, on such affected series of senior debt securities to be immediately due and payable. Unless otherwise specified in the prospectus supplement relating to a series of debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

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     If the event of default occurs because we defaulted on some of our other indebtedness or because the indebtedness becomes accelerated, the trustee or the holders of at least 25% of the aggregate principal amount of the senior debt securities outstanding under the indenture, voting as one class, can accelerate all of the debt securities outstanding under the indenture. If an event of default specified in the last two bullet points above occurs with respect to us, the principal amount of and accrued interest, if any, on each issue of senior debt securities then outstanding shall be and become immediately due and payable without any notice or other action on the part of the trustee or any holder. Upon certain conditions such declarations may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of an affected series of senior debt securities that has been accelerated. Furthermore, subject to various provisions in the senior indenture, the holders of at least a majority in aggregate principal amount of all the then outstanding senior debt securities of all affected series, each such series voting as a separate class, by notice to the trustee, may waive an existing default or event of default with respect to such series of senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities or in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holders of each such senior debt securities. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. For information as to the waiver of defaults, see “Modification and Waiver.”
     The holders of at least a majority in aggregate principal amount of an affected series of senior debt securities outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such affected series of senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such issue of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such issue of senior debt securities. A holder may not pursue any remedy with respect to the indenture or any series of senior debt securities unless:
•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of such series of senior debt securities then outstanding make a written request to the trustee to pursue the remedy in respect of such event of default;

•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability, or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.
     These limitations, however, do not apply to the right of any holder of a debt security to receive payment of the principal of or interest, if any, on such senior debt security, or to bring suit for the enforcement of any such payment, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.
     The senior indenture will require certain of our officers to certify, on or before a date not more than 120 days after the end of each fiscal year, as to their knowledge of our compliance with all conditions and covenants under the indenture, such compliance to be determined without regard to any period of grace or requirement of notice provided under the indenture.

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     Discharge and Defeasance
     The senior indenture provides that, except as otherwise provided in this paragraph, we may discharge our obligations with respect to an issue of senior debt securities and the indenture with respect to such series of senior debt securities:
•	if all senior debt securities of such series previously authenticated and delivered with certain exceptions, have been delivered to the trustee for cancellation and we have paid all sums payable by it under the indenture; or

•	if
-	the senior debt securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption;

-	we irrevocably deposit in trust with the trustee, as trust funds solely for the benefit of the holders of the senior debt securities of such series, for that purpose, money or U.S. government obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee), without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the trustee, to pay principal of and interest on the senior debt securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by it under the senior indenture; and

-	we deliver to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture with respect to the senior debt securities of such series have been complied with.
     With respect to the first bullet point, only our obligations to compensate and indemnify the trustee and our right to recover excess money held by the trustee under the indenture shall survive. With respect to the second bullet point, only our obligations with respect to the issue of defeased senior debt securities to execute and deliver such senior debt securities for authentication, to set the terms of such senior debt securities, to maintain an office or agency in respect of such senior debt securities, to have moneys held for payment in trust, to register the transfer or exchange of such senior debt securities, to deliver such senior debt securities for replacement or to be canceled, to compensate and indemnify the trustee and to appoint a successor trustee, and our right to recover excess money held by the trustee shall survive until such senior debt securities are no longer outstanding. Thereafter, only our obligations to compensate and indemnify the trustee, and our right to recover excess money held by the trustee shall survive.
     The senior indenture also provides that, except as otherwise provided in this paragraph, we:
•	will be deemed to have paid and will be discharged from any and all obligations in respect of a series of senior debt securities, and the provisions of the senior indenture will no longer be in effect with respect to such senior debt securities (“legal defeasance”); and

•	may omit to comply with any term, provision or condition of the senior indenture described above under “Certain Covenants” and such omission shall be deemed not to be an event of default under the third clause of the first paragraph of “Events of Default” with respect to such series of senior debt securities (“covenant defeasance”);
provided that the following conditions shall have been satisfied:
•	we have irrevocably deposited in trust with the trustee as trust funds solely for the benefit of the holders of the senior debt securities of such series, for payment of the principal of and interest on the

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senior debt securities of such series, money or U.S. government obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the trustee, to pay and discharge the principal of and accrued interest on the senior debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the trustee), as the case may be;

•	such deposit will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•	no default or event of default with respect to the senior debt securities of such series shall have occurred and be continuing on the date of such deposit;

•	we shall have delivered to the trustee an opinion of counsel that the holders of the senior debt securities of such series then outstanding will not recognize income, gain or loss for federal income tax purposes as a result of our exercising our option under this provision of the indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (which opinion, in the case of a legal defeasance, shall be based upon a change in law) or a ruling directed to the trustee received from or a ruling published by the Internal Revenue Service to the same effect; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the indenture relating to the defeasance contemplated of the senior debt securities of such series have been complied with.
     Subsequent to legal defeasance under the first bullet point above, our obligations with respect to the issue of defeased senior debt securities to execute and deliver such senior debt securities for authentication, to set the terms of such senior debt securities, to maintain an office or agency in respect of such senior debt securities, to have moneys held for payment in trust, to register the transfer or exchange of such senior debt securities, to deliver such debt securities for replacement or to be canceled, to compensate and indemnify the trustee and to appoint a successor trustee, and its right to recover excess money held by the trustee shall survive until such senior debt securities are no longer outstanding. After such senior debt securities are no longer outstanding, in the case of legal defeasance under the first bullet point above, only our obligations to compensate and indemnify the trustee and our right to recover excess money held by the trustee shall survive.
     Modification and Waiver
     We and the trustee may amend or supplement the senior indenture or the senior debt securities without notice to or the consent of any holder:
•	to cure any ambiguity, defect, or inconsistency in the senior indenture; provided that such amendments or supplements shall not adversely affect the interests of the holders in any material respect;

•	to comply with the provisions described under “Covenants—Consolidation, Merger and Sale of Assets”;

•	to comply with any requirements of the SEC in connection with the qualification of the senior indenture under the Trust Indenture Act;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

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•	to provide for uncertificated senior debt securities and to make all appropriate changes for such purpose;

•	to make any change that does not adversely affect the rights of any holder;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

•	to make any change, including, without limitation, with respect to the choice of law governing the indenture, so long as no senior debt securities are outstanding.
     Subject to certain conditions, without prior notice to any holder of an issue of senior debt securities, modifications and amendments of the senior indenture may be made by us and the trustee with the written consent of the holders of a majority in principal amount of such series of senior debt securities, and compliance by us with any provision of the indenture with respect to such series of senior debt securities may be waived by written notice to the trustee by the holders of a majority in principal amount of such series of senior debt securities outstanding; provided, however, that each affected holder must consent to any modification, amendment or waiver that,
•	changes the stated maturity of the principal of, or any installment of interest on, any senior debt securities of such series;

•	reduces the principal amount of, or premium, if any, or interest on, any senior debt securities of such series;

•	changes the place or currency of payment of principal of, or premium, if any, or interest on, any senior debt securities of such series;

•	changes the provisions for calculating the optional redemption price, including the definitions relating thereto;

•	changes the provisions relating to the waiver of past defaults or change or impair the right of holders to receive payment or to institute suit for the enforcement of any payment of any senior debt securities of such series on or after the due date therefor;

•	reduces the above-stated percentage of outstanding senior debt securities of such series the consent of whose holders is necessary to modify or amend or to waive certain provisions of or defaults under the indenture;

•	alters or impairs the right to convert the senior debt security at the rate and upon the terms provided in the indenture;

•	waives a default in the payment of principal of or interest on the senior debt securities;

•	adversely affects the rights of such holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such holder; or

•	modifies any of the provisions of this paragraph, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived with the consent of the holder of each senior debt security of such series affected by the modification.
     It shall not be necessary for the consent of the holders under this section of the indenture to approve the particular form of any proposed amendment, supplement, or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement, or waiver under this section of the indenture becomes effective, we must give to the holders affected thereby a notice briefly describing the amendment, supplement, or waiver. We will mail supplemental indentures to holders upon request. Any failure by us to mail

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such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.
     With respect to any issue of senior debt securities, neither we nor any of our subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee, or otherwise, to any holder of any such senior debt securities for or as an inducement to any consent, waiver, or amendment of any of the terms or provisions of such series of senior debt securities or the indenture with respect to such series of senior debt securities unless such consideration is offered to be paid or agreed to be paid to all holders of such senior debt securities of such series that consent, waive, or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver, or agreement.
     No Personal Liability of Incorporators, Stockholders, Officers, Directors or Employees
     The senior indenture provides that no recourse shall be had under or upon any of our obligations, covenants or agreements in the indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers, directors or employees or any of their successor persons under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.
     Concerning the Trustee
     The senior indenture provides that, except during the continuance of a default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
     The Trustee
     We may have normal banking relationships with the trustees under the indentures in the ordinary course of business.
Terms of the Subordinated Debt Securities
     Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination, or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical, in all material respects, to the terms of the senior indenture and senior debt securities.
     Subordination
     The payment of the principal of, premium, if any, interest on and all other amounts payable under the subordinated debt securities is subordinated, to the extent provided in the indenture, to the prior payment in full of all senior indebtedness (as defined in the indenture and described below). This subordination will not prevent the occurrence of any event of default. The subordinated debt securities are also structurally subordinated to all indebtedness and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.
     Upon any distribution of our assets upon any dissolution, winding up, bankruptcy, insolvency, liquidation, reorganization, receivership or similar proceeding relating to us or our property, an assignment for the benefit of creditors or any marshaling of our assets or liabilities, the holders of senior indebtedness will be entitled to receive payment in full, in cash or other payment satisfactory to the holders of senior indebtedness, of all obligations due in respect of the senior indebtedness before the holders of the subordinated debt securities will be entitled to receive any payment of the principal, premium, if any, interest on, or any other amounts payable in respect of the subordinated debt securities. Until all obligations with respect to senior indebtedness are paid in full in cash or other payment is made satisfactory to the holders of senior indebtedness, any payment on the subordinated debt securities to which the holders of subordinated debt securities would be entitled shall be made to the holders of senior

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indebtedness. By reason of the subordination, in the event of our dissolution, winding up, bankruptcy, insolvency, liquidation, reorganization, receivership or similar proceeding relating to us or our property, an assignment for the benefit of creditors or any marshaling of our assets or liabilities, holders of senior indebtedness may receive more, ratably, and the holders of subordinated debt securities may receive less, ratably, than our other creditors.
     In the event of any acceleration of the subordinated debt securities because of an event of default, the holders of any senior indebtedness then outstanding would be entitled to payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all obligations in respect of the senior indebtedness before the holders of the subordinated debt securities would be entitled to receive any payment or distribution. The indenture will require that we promptly notify holders of senior indebtedness if payment of the subordinated debt securities is accelerated because of an event of default.
     We also may not make any payment upon or in respect of the subordinated debt securities, including upon redemption, if:
•	a default in the payment of the principal of, premium, if any, interest, rent or other obligations in respect of senior indebtedness occurs and is continuing beyond any applicable period of grace, or payment default, or

•	any other default occurs and is continuing with respect to designated senior indebtedness (as defined in the indenture and described below) that permits holders of the designated senior indebtedness as to which the default relates to accelerate its maturity, and the trustee receives a notice of that default (a “payment blockage notice”), from us or other person permitted to give this notice under the indenture, or non-payment default.
     Payments on the subordinated debt securities may and shall be resumed (a) in case of a payment default, upon the date on which the payment default is cured or waived or ceases to exist and (b) in case of a non-payment default, the earlier of the date on which the nonpayment default is cured, waived or ceases to exist or 179 days after the date on which the applicable payment blockage notice is received, if the majority of the designated senior indebtedness has not been accelerated, or in the case of any lease, 175 days after notice is received if we have not received notice that the lessor under such lease has exercised its rights to terminate the lease or require us to make an irrevocable offer to terminate the lease following an event of default under the lease. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be, or shall be made, the basis for a subsequent payment blockage notice.
     If, notwithstanding the foregoing, the trustee or any holder of the subordinated debt securities receives any payment or distribution of our assets of any kind in contravention of any of the subordination provisions of the indenture, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of the subordinated debt securities before all senior indebtedness is paid in full in cash or other payment satisfactory to holders of senior indebtedness, then that payment or distribution will be held by the recipient in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all senior indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of senior indebtedness.
     The term “designated senior indebtedness” is defined in the indenture to mean our obligations under any senior indebtedness with respect to which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which we are a party) expressly provides that the senior indebtedness shall be “designated senior indebtedness” for purposes of the indenture; provided that the instrument, agreement or other document may place limitations and conditions on the right of that senior indebtedness to exercise the rights of designated senior indebtedness. If any payment made to any holder of any designated senior indebtedness or its representative with respect to such designated senior indebtedness is rescinded or must otherwise be returned by such indebtedness arising as a result of such rescission or return shall constitute designated senior indebtedness effective as of the date of such rescission or return.
     The term “indebtedness” is defined in the indenture to mean, with respect to any person (as defined in the indenture), and without duplication:

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(a)	all indebtedness, obligations and other liabilities (contingent or otherwise) of that person for borrowed money (including obligations of that person in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of that person or to only a portion thereof), other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(b)	all reimbursement obligations and other liabilities (contingent or otherwise) of that person with respect to letters of credit, bank guaranties or bankers’ acceptances;

(c)	all obligations and liabilities (contingent or otherwise) in respect of leases of that person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of that person and all obligations and other liabilities (contingent or otherwise) under any lease or related document (including a purchase agreement) entered into for financing purposes in connection with the lease of real property or improvements which provides that that person is contractually obligated to purchase or cause a third party to purchase the leased property or pay or guarantee a minimum residual value of the leased property to the lessor and the obligations of that person under the lease or related document to purchase or to cause a third party to purchase the leased property;

(d)	all obligations of that person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(e)	all direct or indirect guaranties or similar agreements by that person in respect of, and obligations or liabilities (contingent or otherwise) of that person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another person of the kind described in clauses (a) through (d);

(f)	any indebtedness or other obligations described in clauses (a) through (e) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by that person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by that person; and

(g)	any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (f).
     The term “senior indebtedness” is defined in the indenture to mean the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in the proceeding) and rent payable on, or termination payment with respect to, or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, our indebtedness (as defined), whether outstanding on the date of the indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by us (including all refinancings, replacements, deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), unless in the case of any particular indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that the indebtedness shall not be senior in right of payment to the subordinated debt securities or expressly provides that the indebtedness is pari passu or junior to the subordinated debt securities. The term “senior indebtedness” shall include all “designated senior indebtedness.” Notwithstanding the foregoing, the term senior indebtedness shall not include our indebtedness to any of our subsidiaries, a majority of the voting stock of which is owned, directly or indirectly, by us.
     The indenture will not limit the amount of additional indebtedness, including senior indebtedness, which we can create, incur, assume or guarantee, nor will the indenture limit the amount of indebtedness or other liabilities that any subsidiary can create, incur, assume or guarantee.

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     We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against specified losses, liabilities or expenses incurred by it in connection with its duties relating to the notes. The trustee’s claims for these payments will generally be senior to those of the holders of the subordinated debt securities in respect of all funds collected or held by the trustee.
Convertible Debt Securities
     The terms, if any, on which debt securities being offered may be exchanged for or converted into other debt securities or shares of preferred stock, common stock or our other securities or rights (including rights to receive payments in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing will be set forth in the prospectus supplement for the debt securities being offered.
Global Securities
     We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary identified in the prospectus supplement relating to such series and registered in the name of the depositary or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of outstanding registered securities of the series to be represented by such global securities. Unless and until the depositary exchanges a global security in whole for securities in definitive registered form, the global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any of its nominees to a successor of the depositary or a nominee of such successor.
     The specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a global security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.
     Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for such global security known as “participants” or persons that may hold interests through such participants. Upon the issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities represented by such global security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such securities. Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities.
     So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable indenture, warrant agreement, purchase contract, declaration, guaranteed trust preferred securities guarantee or unit agreement. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture, warrant agreement, purchase contract, declaration, guaranteed trust preferred securities guarantee or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for such global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, purchase contract, declaration, guaranteed trust preferred securities guarantee or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, warrant agreement, purchase contract, declaration, guaranteed trust preferred

28.

securities guarantee or unit agreement, the depositary for such global security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.
     Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, purchase contracts, preferred securities, guaranteed trust preferred securities guarantee or units, represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such global security. None of us, the trustees, the warrant agents, the unit agents or any of our other agents, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     We expect that the depositary for any securities represented by a global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or commodities to holders in respect of such global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in such global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.
     If the depositary for any securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and we do not appoint a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 within 90 days, we will issue such securities in definitive form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have any of the securities of a series represented by one or more global securities and, in such event, will issue securities of such series in definitive form in exchange for all of the global security or securities representing such securities. Any securities issued in definitive form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant trustee, warrant agent or our other relevant agent. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such global security.

29.

DESCRIPTION OF WARRANTS
General
     We may issue warrants for the purchase of common stock, preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the complete terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.
Debt Warrants
     The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:
•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the dates on which the right to exercise the debt warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States Federal income tax considerations;

•	the antidilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control; and

•	any additional terms of the debt warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.
     Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the

30.

prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.
Stock Warrants
     The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:
•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to holder’s right to require us to repurchase the warrants upon a change in control; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.
     Holders of equity warrants will not be entitled:
•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of the company.
     As set forth in the applicable prospectus supplement, the exercise price and the number of shares of common stock or preferred stock purchasable upon exercise of a warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to any holders of common stock, a stock split, reverse stock split, combination, subdivision or reclassification of common stock, and such other events, if any, specified in the applicable prospectus supplement.

31.

WHERE YOU CAN GET MORE INFORMATION
     We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference room at 100 “F” Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC’s Web site at http://www.sec.gov.
     The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings, other than reports furnished and not filed pursuant to Form 8-K, we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, including filings made after the date of the filing of the initial registration statement and prior to effectiveness of the registration statement:
•	Annual Report on Form 10-K for the year ended December 31, 2005;

•	Current Reports of Form 8-K filed on January 24, 2006, January 31, 2006, March 6, 2006 and March 8, 2006 and on Form 8-K/A filed on January 20, 2006; and

•	The description of the common stock contained in our Registration Statement on Form 8-A, as filed on October 13, 2004 with the SEC.
     You may request a copy of these filings at no cost, by writing or telephoning us at the following address:
PlanetOut Inc.
1355 Sansome Street
San Francisco, CA 94111
(415) 834-6500
     This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information incorporated by reference or provided in this prospectus and the registration statement. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

32.

SELLING STOCKHOLDERS
     The selling stockholders may be our directors, executive officers, former directors, employees, former employees or other holders of our common stock. The common stock to be sold by the selling stockholders was acquired by the selling stockholders in connection with our private placement financing and related recapitalization completed in 2001; our private placement financing completed in 2002; or under our equity compensation plans and arrangements from time to time.
     The prospectus supplement for any offering of the common stock by selling stockholders will include the following information:
•	the names of the selling stockholders;

•	the nature of any position, office or other material relationship which each selling stockholder has had within the last three years with us or any of our affiliates;

•	the number of shares held by each of the selling stockholders before and after the offering;

•	the percentage of the common stock held by each of the selling stockholders before and after the offering; and

•	the number of shares of our common stock offered by each of the selling stockholders.

33.

PLAN OF DISTRIBUTION
     We may sell the securities separately or together:
•	through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors;

•	through agents; or

•	through a combination of any of these methods of sale.
     In addition, some of our stockholders may sell shares of our common stock under this prospectus in any of these ways. The term “selling stockholders” includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, stockholder distribution or other non-sale related transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.
     We or any selling stockholders may distribute the securities from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed from time to time:

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.
     The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.
     We will set forth in a prospectus supplement the terms of the offering of securities, including:
•	the name or names of any agents or underwriters, if any;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.
     If we or any selling stockholders use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

34.

     We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.
     Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us, the selling stockholders or from our purchasers (as their agents in connection with the sale of securities). These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us or any selling stockholders. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
     We or any selling stockholders may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us or any selling stockholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we or any selling stockholders must pay for solicitation of these contracts in the prospectus supplement.
     Underwriters, dealers and agents may be entitled to indemnification by us or any selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us or any selling stockholders and the underwriters, dealers and agents.
     We or any selling stockholders may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.
     All debt securities will be new issues of securities with no established trading market. Underwriters involved in the public offering and sale of debt securities may make a market in the debt securities. However, they are not obligated to make a market and may discontinue market-making activity at any time. No assurance can be given as to the liquidity of the trading market for any debt securities.
     Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us or any selling stockholders in the ordinary course of business.
     To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we or any selling stockholders sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions, if commenced, may be discontinued at any time.
     Selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with any derivative transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling stockholder or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will

35.

be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, the selling stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
     The selling stockholders and any other person participating in a distribution of the shares covered by this prospectus will be subject to the applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder. Regulation M of the Exchange Act may limit the timing of purchases and sales of shares by the selling stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to our securities for a period of up to five business days before the distribution.

36.

LEGAL MATTERS
     The validity of the securities being offered hereby will be passed upon by Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, San Francisco, California.
EXPERTS
     The consolidated financial statements and financial statement schedule of PlanetOut Inc. and subsidiaries, included in PlanetOut, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2005 and PlanetOut Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Stonefield Josephson, Inc., independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements and schedule and management’s assessment have been incorporated herein by reference and included herein, respectively, in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
     The financial statements as of December 31, 2004 and for each of the two years in the period ended December 31, 2004 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
     The financial statements of LPI Media Inc. and its subsidiaries and affiliate companies as of and for the three years ended December 31, 2004, 2003 and 2002 and incorporated in this prospectus by reference to PlanetOut Inc.’s Current Report on Form 8-K/A filed January 20, 2006, have been so incorporated in reliance on the report of RBZ, LLP, independent accountants, given on the authority of such firm as experts in auditing and accounting.

37.

PROSPECTUS
$75,000,000
COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
1,700,000 SHARES
COMMON STOCK

PLANETOUT INC.
April  , 2006

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, all of which will be paid by the registrant, in connection with the distribution of the securities being registered. All amounts are estimated, except the SEC Registration Fee:

SEC Registration Fee	$9,732.00
Accounting Fees	$30,000.00
Legal Fees and Expenses	$50,000.00
Blue Sky Fees	$5,000.00
Transfer Agent Fees and Expenses	$5,000.00
Trustee Fees and Expenses	$5,000.00
Printing Expenses	$20,000.00
Miscellaneous	$15,268.00

Total	$140,000.00

     No portion of the above expenses will be paid by the selling stockholders.
ITEM 15. Indemnification of Directors and Officers.
     As permitted by Section 145 of the Delaware General Corporation Law, the registrant’s amended and restated certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duty as a director. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the amended and restated certificate of incorporation and bylaws of the registrant provide that:
•	the registrant is required to indemnify its directors and officers and such persons serving as a director, officer, employee or agent in other business enterprises at the registrant’s request, to the fullest extent permitted by Delaware law, including in those circumstances in which indemnification would otherwise be discretionary;

•	the registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law;

•	the registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay such amounts if it is finally determined that such person is not entitled to indemnification under Delaware law;

•	the rights conferred in the registrant’s amended and restated certificate of incorporation and bylaws are not exclusive, and the registrant is authorized to enter into indemnification agreements with its directors, executive officers and employees; and

•	the registrant may not retroactively amend the provisions of its restated certificate of incorporation or bylaws in a way that is adverse to the registrant’s directors, executive officers, employees and agents in these matters.
     The registrant’s policy is to enter into indemnification agreements with each of its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law, the registrant’s amended and restated certificate of incorporation and the bylaws, as well as certain additional procedural protections. The indemnification agreements provide that the registrant’s directors and executive officers will be indemnified to the fullest possible extent not prohibited by law against all expenses, including attorney’s fees, and amounts paid in settlement or incurred by them in any action or proceeding, including any derivative action by or in the right of the registrant, on account of their services as directors or executive officers of the registrant or as directors, officers, employees, agents or fiduciaries of any other company or enterprise when they are serving in these capacities at the request of the registrant. The registrant will not be obligated pursuant to the indemnification agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims initiated by the indemnified party and not by way of defense, counterclaim or cross claim, except with respect to proceedings specifically authorized by the registrant’s board of directors, brought to enforce a right to indemnification under the indemnification agreement, the registrant’s restated certificate of incorporation or bylaws or as required by Delaware law. In addition, under the agreements, the registrant is not obligated to indemnify, or advance expenses to, the indemnified party:
•	for any expenses incurred by the director or executive officer with respect to any proceeding instituted by such party to enforce or interpret the indemnification agreement, if a court of competent jurisdiction determines that each of the material assertions made by such party was not made in good faith or was frivolous;

•	for any damages or expenses incurred by the director or officer in an action brought by or in the name of the registrant to enforce or interpret the indemnification agreement if a court of competent jurisdiction determines in a final judgment that each of the material defenses asserted by such director or officer was made in bad faith or was frivolous;

•	for expenses or liabilities of any type to the extent the director or officer has otherwise received payment for such amount, whether under an insurance or otherwise;

•	for any amounts paid in settlement of a proceeding unless the registrant consents to such settlement;

•	for expenses and the payment of profits arising from the purchase or sale by the indemnified party of securities of the registrant in violation of the provisions of Section 16(b) of the Securities Exchange Act of 1934, if a court of competent jurisdiction makes a final determination that the director or officer has violated such laws; and

•	for any acts, omission, or transaction for which a director or officer may not be indemnified under Delaware law, as determined in a final judgment by a court of competent jurisdiction.
     The indemnification provisions in the registrant’s amended and restated certificate of incorporation, bylaws and the indemnification agreements entered into between the registrant and its directors and executive officers may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities arising under the Securities Act of 1933.
     The underwriting agreement (Exhibit 1.1) will provide for indemnification by any underwriters of the registrant, its directors, its officers who sign the registration statement and its controlling persons for some liability, including liabilities arising under the Securities Act.

ITEM 16. Exhibits and Financial Statement Schedules.

Exhibit
Number	Description of Document
1.1(1)	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation, as currently in effect (filed as Exhibit 3.3 to the Registration Statement on Form S-1, File No. 333-114988, initially filed on April 29, 2004, declared effective on October 13, 2004, and incorporated herein by reference).

3.2	Amended and Restated Bylaws, as currently in effect (filed as Exhibit 3.4 to our Registration Statement on Form S-1, File No. 333-114988, initially filed on April 29, 2004, declared effective on October 13, 2004, and incorporated herein by reference).

4.1	References are hereby made to Exhibits 3.1 and 3.2.

4.2	Specimen of Stock Certificate (filed as Exhibit 4.1 to our Registration Statement on Form S-1, File No. 333-114988, initially filed on April 29, 2004, declared effective on October 13, 2004, and incorporated herein by reference).

4.3(1)	Specimen of Preferred Stock Certificate.

4.4(1)	Form of Certificate of Designation of Preferred Stock.

4.5	Form of Senior Debt Indenture.

4.6	Form of Subordinated Debt Indenture.

4.7(1)	Form of Senior Note.

4.8(1)	Form of Subordinated Note.

4.9(1)	Form of Warrant Agreement.

4.10(1)	Form of Warrant Certificate.

5.1	Opinion of Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Stonefield Josephson, Inc., Independent Registered Public Accounting Firm.

23.2	Consent of Howard Rice Nemerovski Canady Falk & Rabkin (reference is made to Exhibit 5.1).

23.3	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.4	Consent of RBZ, LLP, Independent Accountants.

24.1	Power of Attorney (reference is made to the signature page).

25.1	Form T-1, Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.

25.2	Form T-1, Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.

99.1	Unaudited Pro Forma Condensed Combined Statement of Income for the twelve months ended December 31, 2005.

(1)	To be filed by amendment or by a report on Form 8-K pursuant to Section 601 of Regulation S-K and incorporated herein by reference.

ITEM 17. Undertakings.
     The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and
     (iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.
     (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
     (8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 25th day of April, 2006.

PlanetOut Inc.

By:	/s/ Lowell R. Selvin

Lowell R. Selvin
Chairman and Chief Executive Officer
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lowell R. Selvin, Jeffrey T. Soukup and Daniel J. Miller, or either of them, each with the power of substitution, his or her attorney-in-fact, to sign any amendments to this registration statement (including post-effective amendments), with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of such attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lowell R. Selvin Lowell R. Selvin	Chairman and Chief Executive Officer (Principal Executive Officer)	April 25, 2006

/s/ Daniel J. Miller Daniel J. Miller	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 25, 2006

/s/ Jerry Colonna Jerry Colonna	Director	April 25, 2006

/s/ H. William Jesse, Jr. H. William Jesse, Jr.	Director	April 25, 2006

/s/ Karen Magee Karen Magee	Director	April 25, 2006

/s/ Allen Morgan Allen Morgan	Director	April 25, 2006

/s/ Robert W. King Robert W. King	Director	April 25, 2006

EXHIBIT INDEX

Exhibit
Number	Description of Document
1.1(1)	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation, as currently in effect (filed as Exhibit 3.3 to the Registration Statement on Form S-1, File No. 333-114988, initially filed on April 29, 2004, declared effective on October 13, 2004, and incorporated herein by reference).

3.2	Amended and Restated Bylaws, as currently in effect (filed as Exhibit 3.4 to our Registration Statement on Form S-1, File No. 333-114988, initially filed on April 29, 2004, declared effective on October 13, 2004, and incorporated herein by reference).

4.1	References are hereby made to Exhibits 3.1 and 3.2.

4.2	Specimen of Stock Certificate (filed as Exhibit 4.1 to our Registration Statement on Form S-1, File No. 333-114988, initially filed on April 29, 2004, declared effective on October 13, 2004, and incorporated herein by reference).

4.3(1)	Specimen of Preferred Stock Certificate.

4.4(1)	Form of Certificate of Designation of Preferred Stock.

4.5	Form of Senior Debt Indenture.

4.6	Form of Subordinated Debt Indenture.

4.7(1)	Form of Senior Note.

4.8(1)	Form of Subordinated Note.

4.9(1)	Form of Warrant Agreement.

4.10(1)	Form of Warrant Certificate.

5.1	Opinion of Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Stonefield Josephson, Inc., Independent Registered Public Accounting Firm.

23.2	Consent of Howard Rice Nemerovski Canady Falk & Rabkin (reference is made to Exhibit 5.1).

23.3	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.4	Consent of RBZ, LLP, Independent Accountants.

24.1	Power of Attorney (reference is made to the signature page).

25.1	Form T-1, Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.

25.2	Form T-1, Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.

99.1	Unaudited Pro Forma Condensed Combined Statement of Income for the twelve months ended December 31, 2005.

(1)	To be filed by amendment or by a report on Form 8-K pursuant to Section 601 of Regulation S-K and incorporated herein by reference.